                                                                    EXHIBIT 99.5


              UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS

The accompanying unaudited Pro Forma Combining Balance Sheet as of December 31, 1997 illustrates the effect of Friede Goldman International Inc.'s (the Company) acquisition of Achere, S.A., a French societe anonyme (Achere), and the Company's acquisition of Friede Goldman Newfoundland Limited, a Newfoundland corporation (Friede Goldman Newfoundland), as if each acquisition had occurred on December 31, 1997. The accompanying unaudited Pro Forma Combining Income Statement for the year ended December 31, 1997 illustrates the effect of such acquisitions as if each acquisition occurred at the beginning of the period presented.

Effective February 5, 1998, the Company, through its wholly-owned subsidiary, Friede Goldman France, S.A.S., a French societe par actions simplifee, acquired all of the issued and outstanding shares of capital stock of Achere, and the equity interests in its subsidiaries, for a cash payment of FF147,760,200 (approximately US$25,311,000). The Acquiree is a French holding company whose holdings include 100% of the outstanding shares of France Marine S.A. (France Marine). France Marine is a French holding company whose holdings include 99.9% of the outstanding shares of capital stock of each of Brissoneau & Lotz Marine S.A., Brissoneau & Lotz Marine Offshore, S.A., BOPP S.A. and 74% of the outstanding equity interests of Kerdranvant S.A.R.L.

The operating subsidiaries of Achere operate facilities in Carquefou and Lanveoc, France. The subsidiaries primarily design and manufacture deck machinery that includes mooring, anchoring and cargo handling equipment; rack-and-pinion jacking systems used on offshore drilling platforms; trawl and draw net winches for fishing vessels; and hydraulic power and rack-and-pinion steering systems used in all types of vessels.

Achere will be referred to as "France Marine" throughout the unaudited Pro Forma Combining Financial Statements and the Notes to Pro Forma Combining Financial Statements.

Effective January 1, 1998, the Company, through its wholly-owned subsidiary, Friede Goldman Canada Inc., a Newfoundland corporation, acquired all of the issued and outstanding capital stock of Friede Goldman Newfoundland from (i) Newfoundland Ocean Enterprises Ltd., (NOEL) a Newfoundland corporation wholly-owned by Her Majesty the Queen in right of the Province of Newfoundland and (ii) NOEL's wholly-owned subsidiary, Marystown Shipyard Limited (Marystown) (NOEL and Marystown are collectively referred to as "Sellers."). In anticipation of the acquisition, Sellers transferred all of their property, plant and equipment, consisting of two deepwater, ice-free shipyard and fabrication facilities located in Marystown, Newfoundland, Canada, to Friede Goldman Newfoundland. In addition, the Sellers also transferred working capital of C$2.5 million to Friede Goldman Newfoundland.

The Company paid a purchase price of US$1 (one dollar) for the capital stock of Friede Goldman Newfoundland. However, in connection with the acquisition, the Company has (i) committed to maintain 1.2 million man-hours with respect to the shipyard operations acquired by the Company for each of the 1998, 1999 and 2000 calendar years and (ii) agreed to pay to the Sellers 50% of net after-tax profit of Marystown and Acquiree for the twelve-month period ending March 31, 1998. If the Company does not meet the man-hour commitment described above, the Company will be required to pay the Sellers liquidated damages of C$10 million in 1998 and C$5 million in 1999 and 2000. The Company has indicated its intent to make certain capital improvements at the shipyards and to invest US$3 million to US$10 million to maintain and expand the business.

Friede Goldman Newfoundland will be referred to as "NOEL" throughout the unaudited Pro Forma Combining Financial Statements and the Notes to Pro Forma Combining Financial Statements.

These unaudited Pro Forma Combining Financial Statements should be read in conjunction with the historical financial statements of the Company, France Marine and NOEL.

The unaudited Pro Forma Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transaction occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

                       FRIEDE GOLDMAN INTERNATIONAL INC.
                     PRO FORMA COMBINING BALANCE SHEET(1)
                            AS OF DECEMBER 31, 1997
                                (IN THOUSANDS)

                                                                                                                    FRIEDE GOLDMAN/
                                                                        FRIEDE GOLDMAN/                                  NOEL/
                                                                             NOEL                                    FRANCE MARINE/
                             FRIEDE GOLDMAN     NOEL        PRO FORMA      PRO FORMA     FRANCE MARINE    PRO FORMA    PRO FORMA

                              HISTORICAL    HISTORICAL(2)  ADJUSTMENTS      COMBINED     HISTORICAL (4)  ADJUSTMENTS    COMBINED
                             -------------- -------------  -----------     ---------     --------------  ----------- --------------
Cash                           $ 57,038       $ 1,762      $    --         $ 58,800        $22,286        $(25,311) (5)   $ 55,775
Other current assets             40,776         8,193       (1,700) (3)      47,269         21,459          (2,000) (6)     66,728
Property and equipment, net      11,817        47,710           --           59,527          1,829          15,372  (7)     76,728

Construction in progress         17,935            --           --           17,935             --              --          17,935

Other assets                     14,989            --           --           14,989             45              --          15,034
                               --------       -------      -------         --------        -------        --------        --------
     Total assets              $142,555       $57,665      $(1,700)        $198,520        $45,619        $(11,939)       $232,200
                               ========       =======      =======         ========        =======        ========        ========

Current liabilities            $ 52,292       $ 8,207      $(1,700) (3)    $ 58,799        $29,986        $ (2,000) (6)   $ 86,785

Deferred income tax                 691            --           --              691             --              --             691
Long-term debt                   25,767           192           --           25,959          5,694              --          31,653
Deferred government assistance       --        49,266           --           49,266             --              --          49,266
Stockholders' equity:
  Preferred stock                    --            --           --               --             --              --              --
  Common stock                      244            --           --              244          1,663          (1,663) (8)        244
  Additional paid-in capital     49,502            --           --           49,502            266            (266) (8)     49,502
  Retained earnings              14,059            --           --           14,059          8,086          (8,086) (8)     14,059
  Foreign exchange adjustment        --            --           --               --            (76)             76  (8)         --
                               --------       -------      -------         --------        -------        --------        --------
     Total stockholders' equity  63,805            --           --           63,805          9,939          (9,939)         63,805
                               --------       -------      -------         --------        -------        --------        --------
     Total liabilities and
       stockholders' equity    $142,555       $57,665      $(1,700)        $198,520        $45,619        $(11,939)       $232,200
                               ========       =======      =======         ========        =======        ========        ========


                       FRIEDE GOLDMAN INTERNATIONAL INC.
                    PRO FORMA COMBINING INCOME STATEMENT(1)
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                    FRIEDE GOLDMAN/
                                                                        FRIEDE GOLDMAN/                                  NOEL/
                                                                             NOEL                                    FRANCE MARINE/
                             FRIEDE GOLDMAN     NOEL        PRO FORMA      PRO FORMA     FRANCE MARINE    PRO FORMA    PRO FORMA

                              HISTORICAL    HISTORICAL(2)  ADJUSTMENTS      COMBINED     HISTORICAL (4)  ADJUSTMENTS    COMBINED
                             -------------- -------------  -----------     ---------     --------------  ----------- --------------
Revenue                        $  113,172      $54,790     $(14,458) (10)  $  153,504      $42,052        $    --       $   195,556
Cost of revenue                    75,236       49,553      (14,458) (10)     110,331       33,400             --           143,731
                               ----------      -------    --------        -----------      -------        -------       -----------
  Gross profit                     37,936        5,237           --            43,173        8,652             --            51,825
Selling, general and
  administrative expenses          12,097        6,724        (688) (11)       18,133        4,720          2,200  (15)      25,053
                               ----------      -------    --------        -----------      -------        -------       -----------
  Operating income (loss)          25,839       (1,487)        688             25,040        3,932         (2,200)           26,772
Other income (expense):
  Interest expense                   (563)      (2,387)      2,387  (12)         (563)        (328)            --              (891)

  Interest income                   1,236           --          --              1,236          630             --             1,866
  Interest subsidy                     --        1,986      (1,986) (13)           --           --             --                --
  Gain on sale or distribution
    of assets                       3,922           --          --              3,922         (145)            --             3,777
  Litigation settlement               611           --          --                611           --             --               611
  Other                               165           38          --                203          252             --               455
                               ----------      -------    --------        -----------      -------        -------       -----------
    Total other income (expense)    5,371         (363)        401              5,409          409             --             5,818
                               ----------      -------    --------        -----------      -------        -------       -----------
  Income (loss) before provision   31,210       (1,850)      1,089             30,449        4,341         (2,200)           32,590
    for income taxes
    Provision for income taxes      7,941           --          --              7,941        1,767           (990) (16)       8,718
                               ----------      -------    --------        -----------      -------        -------       -----------
Net Income (loss)              $   23,269      $(1,850)   $  1,089        $    22,508      $ 2,574        $(1,210)      $    23,872
                               ==========      =======    ========        ===========      =======        =======       ===========

Unaudited pro forma data:
  Net income, reported above   $   23,269                                 $    22,508                                   $    23,872
  Pro forma provision for income
    tax related to operations as a
    S Corporation (17)              3,980                                       3,980                                         3,980
                               ----------                                 -----------                                   -----------
    Pro forma net income       $   19,289                                 $    18,528                                   $    19,892
                               ==========                                 ===========                                   ===========
Earnings per common share:
    Basic                      $     1.10                                 $      1.07                                   $      1.13
                               ==========                                 ===========                                   ===========
    Diluted                    $     1.09                                 $      1.06                                   $      1.12
                               ==========                                 ===========                                   ===========
Unaudited pro forma earnings
    per common share:
    Basic                      $     0.92                                 $      0.88                                   $      0.94
                               ==========                                 ===========                                   ===========
    Diluted                    $     0.91                                 $      0.87                                   $      0.93
                               ==========                                 ===========                                   ===========
Weighted-average common
    shares outstanding:
    Basic                       21,065,252                                 21,065,252                                    21,065,252
                                ==========                                ===========                                   ===========
    Diluted                     21,297,006                                 21,297,006                                    21,297,006
                                ===========                                ===========                                  ===========

          NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS


1. The adjustments to the unaudited Pro Forma Combining Financial Statements do not give effect to direct transaction costs or any resulting restructuring costs associated with the consummation of the France Marine or the NOEL acquisitions nor do these statements give effect to any potential cost savings and synergies that could result from the France Marine or NOEL acquisitions. The unaudited Pro Forma Combining Financial Statements are not necessarily indicative of the operating results or financial position that would have occurred had the France Marine or NOEL acquisitions been consummated at the dates indicated nor necessarily indicative of future operating results or financial position.

2. This column represents the Company's allocation of purchase price of NOEL based on the estimated fair value of assets acquired as stated in US Dollars based on the exchange rate of US$0.699 to each C$1 at December 31, 1997. Because the Company paid only US$1 for the net assets of NOEL, the estimated fair value of the assets is considered, for accounting purposes, to be deferred government assistance. See Note 11.

3. The Company utilized NOEL as a subcontractor for certain conversion and modification contracts. This adjustment represents the elimination of accounts receivable and accounts payable at December 31, 1997.

4. This column represents historical financial position of France Marine as of December 31, 1997. Historical balances have been translated from French Francs based on the December 31, 1997 exchange rate of US$0.166 per each one French Franc.

5. The Company paid approximately US$25,311,000 to acquire all of the issued and outstanding capital stock of France Marine. The Company financed the France Marine acquisition with net proceeds remaining from the Company's initial public stock offering in July 1997.

6. At December 31, 1997, the Company had paid France Marine US$2.0 million representing an advance payment for the manufacture of certain jackup rig components. As of that date, no significant work had been performed by France Marine on the components. This adjustment eliminates the deposit from both the Company's and France Marine's balance sheet.

7. Based on a preliminary estimate of the fair value of the property, plant and equipment acquired, the Company believes the fair value of the property, plant and equipment acquired will be such that the fair value of the net assets acquired by the Company will exceed the purchase price paid. As a result, the Company expects that no goodwill will be recorded related to the France Marine acquisition. This adjustment allocates the purchase price paid in the France Marine acquisition to the carrying value of the property, plant and equipment acquired. An appraisal of the acquired assets is in progress, and upon receipt, the Company will revise its carrying value of the net assets acquired.

8. This adjustment reflects the elimination of the equity in France Marine prior to the France Marine acquisition.

9. This column represents historical results of operations for NOEL for the 52-week period ended December 31, 1997. Prior to the NOEL Acquisition, NOEL utilized a 52-week fiscal year. Upon consummation of the NOEL Acquisition, NOEL conformed its fiscal year end to that of the Company. Canadian dollars have been translated to US Dollars based on the average exchange rate during the year.

10. During the year ended Deember 31, 1997, the Company utilized NOEL as a subcontractor for certain conversion and modification contracts. This adjustment represents the elimination of revenue and related cost of revenue attributable to such contracts.

11. The deferred government subsidy recorded in the NOEL acquisition will be amortized over the estimated useful lives of assets acquired. Such amortization will substantially offset depreciation expense related to the acquired assets. This adjustment represents the elimination of historical depreciation expense that had been recorded by NOEL on assets acquired by the Company, together with the recording of depreciation expense and amortization of deferred government assistance based on the Company's carrying value. See Note 2.

12. This adjustment represents the elimination of interest expense related to debt facilities of NOEL that were not acquired by the Company.

13. This adjustment represents the elimination of interest subsidies made by the Province of Newfoundland.

14. This column represents the historical results of operations for France Marine for the year ended December 31, 1997. French Francs have been translated to US Dollars based on the average exchange rate during the year.

15. This adjustment represents additional depreciation expense recorded on property, plant and equipment as a result of the allocation of purchase price. The Company has assumed a weighted average useful life approximating 7 years for the property, plant and equipment acquired from France Marine.

16. This adjustment represents tax benefit to be received from additional depreciation expense recorded on property, plant and equipment at an estimated French rate of approximately 45%.

17. Prior to the Company's initial public stock offering in July 1997, the Company's predecessors elected to be taxed as an S Corporation for federal and state income tax purposes. On June 15, 1997, the stockholders of the predecessor entities elected to terminate the status of each predecessor entity as an S Corporation, and the Company and the predecessor entities became subject to federal and state income taxes. The pro forma provision for income taxes is the result of the application of a combined federal and state rate of 37% to income before income taxes for periods prior to June 15, 1997.